                                                                    EXHIBIT 11.1



                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                     YEARS ENDED DECEMBER 31,
                                               ------------------------------------
                                                 1997          1996          1995
                                               --------      --------      --------
Net loss                                       $ (9,372)     $(11,688)     $ (9,490)
                                               ========      ========      ========

Weighted average common shares outstanding
                                                 13,603         9,956           283
Effect of assumed conversion of preferred
   shares                                          --           2,115         6,932
                                               --------      --------      --------
Adjusted Shares outstanding - Basic and
Diluted                                          13,603        12,071         7,215
                                               ========      ========      ========

Basic and Diluted Net loss per share           $  (0.69)     $   (.97)     $  (1.32)
                                               ========      ========      ========